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                                                                   EXHIBIT 10.63
                          PARTECH HOLDINGS CORPORATION

                   1989 INCENTIVE STOCK OPTION PLAN AGREEMENT

      This is a Stock Option Plan Agreement (the "Option Agreement") made pursuant to the 1989 Incentive Stock Option Plan (the "1989 Plan" or "Plan") of PARTECH HOLDINGS CORPORATION (the "Company"). The parties to this Option Agreement are the Company and James B. Dwyer III, (the "Employee" or "Option Holder") who is an employee of the Company, or of a Related Corporation, as defined in the Plan.

                        THE PARTIES AGREE AS FOLLOWS:

1.    NUMBER OF SHARES AND PURCHASE PRICE.
      -----------------------------------

       Effective May 18, 1994 (the "Grant Date"), the Company grants an Incentive Stock Option ("ISO") to the Employee the right to purchase the number of shares of common stock at the price set forth below (an "Option").

      The employee has the right to purchase Thirty Thousand (30,000) shares of common stock at a price of $.78125 per share. These option shares are ISO's.

2.    VESTING OF ISO'S.
      ----------------

      (a) The Option subject to this Option Agreement shall vest immediately, unless there is a vesting schedule set forth below in (b).

      (b)  If a vesting schedule is to apply, it shall be set forth below:

           NONE

3.    EXERCISE OF OPTIONS.
      -------------------

      The Option subject to this Option Agreement which is vested and exercisable (the "Vested Option") may only be exercised under certain conditions:

      (a) The Option Holder has the right to exercise all or a part of the shares contained in each grant of shares which has vested under Section 2 of this Agreement and under the Plan.

      (b) The Option Holder may only exercise the Vested Option within the first ten (10) years after the date of their grant. An Option Holder who is granted an ISO and who owns more than ten percent (10%) of the total combined voting power of the Company or its parent or subsidiary corporation at the time the Option is granted may only exercise the Vested Options which is an ISO within the first five (5) years after the date of such grant.

      (c) To exercise the Vested Option, the Option Holder must notify the Company in writing, at its principal place of business. The Company will delivery the shares as soon as possible. However, if any law or regulation requires the Company to take any action(s) before issuing the shares, the date of delivery of the shares may then be postponed as long as reasonably necessary to take such action.

      (d) The purchase price must be paid (i) in cash or by certified or bank cashier's check in United States Dollars; or (ii) by delivery to the Company of shares of Company Common Stock with a fair market value equal to the option price at the time of exercise; or (iii) by any combination of the foregoing. The purchase price must be paid by the Option Holder to the Company at the time of delivery by the Company of the Option shares.

      (e)  The Vested Option may be exercised by the Option Holder:

           (1) While he or she is, and has continually been since the date of the grant of the Option, an employee of the Company or a Related Corporation, or


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           (2) Within three (3) months after the date of termination of such employment, or

           (3) By the estate of the Option Holder, within three (3) months after the Option Holder's death.

      (f) The Vested option may not be exercised unless at the time of exercise the common stock to be issued qualifies for exemption from or is registered pursuant to, applicable Federal and state securities laws. In the event there is not then on file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, an effective registration statement, including a prospectus relating to the shares subject to the ISO, the Employee will execute and deliver to the Company prior to receipt by him of any such shares under this Plan, an investment letter in form and substance satisfactory to the Company, and any other documents or representations as may be reasonably requested by the Company in its sole discretion.

4.    NON-TRANSFERABILITY OF OPTION.
      -----------------------------

      This Option is not transferable, and is not subject to attachment, execution, or other similar process.

5.    EXERCISE OF OPTIONS.
      -------------------

      The Option Holder must designate which Vested Option he or she is exercising in a writing to the Company. If Option Holder fails to so designate, earlier granted Options will be deemed first exercised.

6.    HOLDING PERIOD FOR ISO.
      ----------------------

      To qualify for ISO treatment under Section 422A of the Internal Revenue Code of 1986 the Option Holder must not dispose of shares acquired under the ISO within two (2) years of the date of granting the ISO nor within one (1) year of the transfer of such shares to him.

7.    1989 INCENTIVE STOCK OPTION PLAN.
      --------------------------------

      These Options are granted pursuant to the 1989 Incentive Stock Option Plan of the Company, which Plan is attached hereto and incorporated by reference herein. The Option Agreement is subject to all terms, conditions and provisions of the Plan.

8.    TERMINATION.
      -----------

      The Plan Committee may at any time suspend, amend or terminate the Plan, but may not alter or impair any Option previously granted under the Plan without the consent of the Option Holder.

      IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date set forth next to their signatures.

                                      PARTECH HOLDINGS CORPORATION


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Date: ____________________________    By: ______________________________________

                                      Its: _____________________________________
                                              Chief Executive Officer




Date:  __________________________    __________________________________________
                                      Mr. James B. Dwyer III, Option Holder
                                      405 Park Avenue (address of Option Holder)
                                      New York, New York 10022
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